UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 27, 2025

Core Natural Resources, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38147	82-1954058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Technology Drive, Suite 101 Canonsburg, Pennsylvania	15317
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(724) 416-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CNR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On March 28, 2025, Core Natural Resources, Inc. (the “Company”) issued a press release regarding the transactions discussed in Item 8.01 below. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information set forth in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

On March 27, 2025, the Company borrowed the proceeds of tax-exempt bonds issued by (i) the Pennsylvania Economic Development Financing Authority (the “PA Issuer”) in the aggregate principal amount of $97,560,000 (the “PA Bonds”), at a fixed rate of 5.450% for an initial term of ten years, pursuant to a Bond Purchase Agreement, dated March 19, 2025 (the “PA BPA”), by and among Jefferies LLC, as the representative acting on behalf of itself, KeyBanc Capital Markets Inc., PNC Capital Markets LLC, Goldman Sachs & Co. LLC, B. Riley Securities, Inc. and TCBI Securities, Inc. (collectively, the “Underwriters”), the PA Issuer and the Company; (ii) the Maryland Economic Development Corporation (the “MD Issuer”) in the aggregate principal amount of $102,865,000 (the “MD Bonds”), at a fixed rate of 5.000% for an initial term of ten years, pursuant to a Bond Purchase Agreement, dated March 19, 2025 (the “MD BPA”), by and among the Underwriters, the MD Issuer and the Company; and (iii) the West Virginia Economic Development Authority (the “WV Issuer”) in the aggregate principal amount of $106,355,000 (the “WV Bonds” and together with the PA Bonds and the MD Bonds, the “Bonds”), at a fixed rate of 5.450% for an initial term of ten years, pursuant to a Bond Purchase Agreement, dated March 19, 2025 (the “WV BPA” and together with the PA BPA and the MD BPA, the “BPAs”), by and among the Underwriters, the WV Issuer and the Company.

The Company will use (i) a portion of the proceeds of the PA Bonds to finance and refinance costs of acquisition, construction, improvement, installation and equipping of certain solid waste disposal facilities located at the Bailey Preparation Plant in West Finley, Pennsylvania in part by refunding in full the PA Issuer’s outstanding $75,000,000 Solid Waste Disposal Revenue Bonds, Series 2021A (CONSOL Energy Inc. Project), (ii) the proceeds from the MD Bonds to refinance the costs of acquisition, construction, improvement, installation and equipping of certain improvements, modifications and additions to a coal transshipment terminal located in the Canton area of the Port of Baltimore by refunding in full the MD Issuer’s outstanding $102,865,000 Port Facilities Refunding Revenue Bonds (CNX Marine Terminals Inc. Port of Baltimore Facility) Series 2010 and (iii) a portion of proceeds of the WV Bonds to finance and refinance the costs of acquisition, construction, improvement, installation and equipping of certain solid waste disposal facilities relating to a longwall coal mining complex known as the Leer South Mine located in Barbour County, West Virginia in part by refunding in full the WV Issuer’s outstanding $53,090,000 Solid Waste Disposal Facility Revenue Bonds (Arch Resources Project), Series 2020 and $44,985,000 Solid Waste Disposal Facility Revenue Bonds (Arch Resources Project), Series 2021.

The (i) PA Bonds were issued pursuant to an indenture (the “PA Indenture”), dated March 1, 2025, by and between the PA Issuer and Wilmington Trust, National Association, as trustee (the “Trustee”), and the PA Issuer will make a loan of the proceeds of the PA Bonds to the Company pursuant to a Loan Agreement, dated March 1, 2025 (the “PA Loan Agreement”), between the PA Issuer and the Company; (ii) MD Bonds were issued pursuant to an indenture (the “MD Indenture”), dated March 1, 2025, by and between the MD Issuer and the Trustee, and the MD Issuer will make a loan of the proceeds of the MD Bonds to the Company pursuant to a Loan Agreement, dated March 1, 2025 (the “MD Loan Agreement”), between the MD Issuer and the Company; and (iii) WV Bonds were issued pursuant to an indenture (the “WV Indenture” and together with the PA Indenture and the MD Indenture, the “Indentures”), dated March 1, 2025, by and between the WV Issuer and the Trustee, and the WV Issuer will make a loan of the proceeds of the WV Bonds to the Company pursuant to a Loan Agreement, dated as of March 1, 2025 (the “WV Loan Agreement” and together with the PA Loan Agreement and MD Loan Agreement, the “Loan Agreements”), between the WV Issuer and the Company. Under the terms of the Loan Agreements, the Company agreed to make all payments of principal, interest and other amounts at any time due on the respective Bonds or under the respective Indenture.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of Core Natural Resources, Inc. dated March 28, 2025

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORE NATURAL RESOURCES, INC.

By:	/s/ Miteshkumar B. Thakkar
Miteshkumar B. Thakkar
Chief Financial Officer and President

Date: March 28, 2025